Exhibit 21.1

Subsidiaries of Ramaco Resources, Inc.

Entity	State of Formation
Ramaco Development, LLC	Delaware
Ram Mining, LLC	Delaware
Ramaco Coal Sales, LLC	Delaware
Ramaco Resources, LLC	Delaware
Ramaco Resources Land Holdings, LLC	Delaware
Ramaco Coal, Inc.	Delaware
Maben Coal, LLC	Delaware
Carbon Resources Development, Inc.	West Virginia
Ramaco Coal, LLC	Delaware
Ramaco Royalty Company, LLC	Delaware
Ramaco Royalty GP, LLC	Delaware
Ramaco Royalty Development, LLC	Delaware
Ramaco Royalty, LP	Delaware
Ramaco Wyoming Coal Co., LLC	Wyoming
Ram Farms, LLC	Delaware
Brook Mining Company, LLC	Wyoming
Ramaco Northern Appalachia, LLC	Delaware
Ramaco Power, LLC	Wyoming
Ramaco iCam, LLC	Wyoming
Sheridan IPARK, LLC	Wyoming
Wyoming IPARK, LLC	Wyoming
Ramaco Carbon, LLC	Wyoming
Camp Life Sciences, Inc.	Delaware
Carbon Advanced Chemicals, Inc.	Delaware
Carbon Advanced Materials, LLC	Wyoming
Ramaco 3D, LLC	Wyoming
Carbon Holdings Intellectual Properties, LLC	Wyoming
Carbon Advanced Building, Inc.	Delaware
Carbon Advanced Materials, Inc.	Delaware
Carbon Advanced Pitch, Inc.	Delaware
Ramaco Realty, LLC	Wyoming
Carbon Advanced Materials & Products, Inc.	Delaware